UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2008

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51753	75-2882833
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Room 2205, Suite A, Zhengxin Building No. 5, Gaoxin 1st Road, Gao Xin District Xi’an, Shaanxi Province, People’s Republic of China
(Address of principal executive offices)

______________(8629) 8209-1099______________
Registrant’s telephone number, including area code

__________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 30, 2008, Sino Clean Energy Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Mr. Peng Zhou, a member of the Company’s board of directors, and Shaanxi Suo’ang New Energy Enterprise Co., Ltd. (“Suo’ang New Energy”), a limited liability company in the People’s Republic of China (“China”). Suo’ang New Energy is the subsidiary of Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Suo’ang Biological”), a Chinese limited liability company which the Company indirectly controls through our wholly owned subsidiary, Hangson Limited (“Hangson”), a British Virgin Islands company, pursuant to certain contractual arrangements between Hangson and Suo’ang Biological. Pursuant to the terms of the Agreement, we agreed to acquire from Mr. Zhou his 20% equity ownership interest in Suo’ang New Energy (the “Minority Interest”) in exchange for the issuance of 7,500,000 shares of our restricted common stock (the “Stock Consideration”) to Mr. Zhou. The transactions contemplated under the Agreement are collectively referred to as the “Acquisition”.

The Agreement includes customary representations and warranties by each party thereto. The following is a brief description of the terms and conditions of the Agreement that are material to the Company:

1.	In exchange for the Stock Consideration, Mr. Zhou agreed to transfer the Minority Interest to Hangson, our wholly owned subsidiary;

2.	Mr. Zhou agreed to waive any and all rights that he may have to any distributions and/or payments from Suo’ang New Energy beginning January 1, 2008;

3.
The Company may terminate the Agreement if (1) Mr. Zhou fails to fulfill any of his closing obligations as set forth in the Agreement or (2) the closing of the Acquisition has not occurred by July 15, 2008. The relevant closing obligations include:

	(a)	Delivery of documents evidencing the transfer of the Minority Interest by Mr. Zhou to Hangson;

(b)
Delivery of an opinion issued by Mr. Zhou’s legal counsel addressed to the Company regarding (i) the due authorization of the Acquisition, (ii) non-contravention, and (iii) the legality of the Acquisition under the laws of the PRC; and

	(c)	Delivery of any other documents that the Company may reasonably deem necessary or appropriate in order to consummate the Acquisition.

4.
Mr. Zhou may terminate the Agreement if (1) the Company fails to fulfill any of its closing obligations as set forth in the Agreement or (2) the closing of the Acquisition has not occurred by July 15, 2008. The relevant closing obligations include:

	(a)	Delivery of the certificate(s) representing the Stock Consideration;

(b)
Delivery of an executed copy of resolutions unanimously adopted by our board of directors and the board of directors of Hangson approving the execution and delivery of the Agreement and the consummation of the Acquisition;

(c)
Delivery of an opinion issued by the Company’s legal counsel to Mr. Zhou regarding (i) our corporate organization and good standing, (ii) the due authorization of the Acquisition, (iii) non-contravention, and (iv) the enforceability of the Agreement; and

	(d)	Delivery of any other documents that Mr. Zhou may reasonably deem necessary or appropriate in order to consummate the Acquisition.

The foregoing description of the Agreement is qualified in its entirety by the contents of the Agreement attached as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As more fully described in Item 1.01 above, on June 30, 2008, we entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which Hangson, our wholly owned subsidiary, acquired ("the Acquisition") a twenty percent (20%) equity ownership interest (the “Minority Interest”) in Suo’ang New Energy from Mr. Peng Zhou, a member of our board of directors, in exchange for the Company’s issuance of 7,500,000 shares of restricted common stock (the “Stock Consideration”) to Mr. Zhou. The closing of the Acquisition occurred on June 30, 2008.

The remaining eighty percent (80%) of the equity ownership in Suo’ang New Energy is currently owned by Suo’ang Biological, which the Company indirectly controls through Hangson, our wholly owned subsidiary, pursuant to contractual arrangements between Suo’ang Biological and Hangson. Suo’ang Biological is engaged in the research, development, production and sale of “coal-water mixture”, a fuel substitute for oil, gas or coal, and operates the coal-water mixture business through Suo’ang New Energy. Suo’ang New Energy was established in May 2006. The businesses of Suo’ang Biological and Suo’ang New Energy, and the contractual arrangements between Suo’ang Biological and Hangson are more fully described in our annual report on Form 10-KSB as filed with the Commission on April 15, 2008.

At the closing of the Acquisition on June 30, 2008, Mr. Zhou transferred the Minority Interest to Hangson in exchange for the Stock Consideration. The Agreement and the Acquisition were approved by the disinterested members of our board of directors, and the amount of the Stock Consideration was determined after arm's length negotiation between the Company and Mr. Zhou, and based on the closing per share market price of the Company's common stock on June 30, 2008.

Item 3.02 Unregistered Sales of Equity Securities.

As more fully described in Items 1.01 and 2.01 above, on June 30, 2008, pursuant to a Securities Purchase Agreement (the “Agreement”), the Company issued 7,500,000 shares (the “Stock Consideration”) to Mr. Peng Zhou, a member of the Company’s board of directors, in exchange for the transfer of Mr. Zhou’s 20% equity ownership interests in Suo’ang New Energy to Hangson, our wholly owned subsidiary. The issuance of the Stock Consideration to Mr. Zhou was made pursuant to the Agreement in an offshore transaction in which no directed sales efforts were made in connection with the transaction within the United States. The issuance of the Stock Consideration was exempt from registration under the Securities Act of 1933, as amended (the “Act’) pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations by Mr. Zhou which included, in pertinent part, that he was not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), and that he was acquiring our common stock while Mr. Zhou was outside of the United States, for investment purposes for his own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. The stock certificate evidencing the Stock Consideration was endorsed with a restrictive legend confirming that the Stock Consideration was issued pursuant to Regulation S of the Act and could not be resold without registration under the Act or an applicable exemption from the registration requirements of the Act.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Securities Purchase Agreement dated as of June 30, 2008, by and among Mr. Peng Zhou, Sino Clean Energy Inc., Hangson Limited and Shaanxi Suo’ang New Energy Enterprise Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO CLEAN ENERGY INC.

DATE: July 7, 2008	/s/ Baowen Ren
Name: Baowen Ren
Title: Chief Executive Officer